SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
MILLENNIUM CELL INC. (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(4)	Date Filed:

MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000

March 17, 2003

Dear Stockholder:

On behalf of the Board of Directors (the "Board of Directors") of Millennium Cell Inc. (the "Company"), it is my pleasure to invite you to the 2003 annual meeting of stockholders (the "Annual Meeting"). The Annual Meeting will be held on Wednesday, April 23, 2003 at 10:00 a.m., local time, at the Company's headquarters at One Industrial Way West, Eatontown, New Jersey 07724.

The Annual Meeting has been called for the following purposes: (1) to elect ten directors to serve on the Board of Directors, each for a one-year term; (2) to ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent public accountants for the 2003 fiscal year and (3) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying proxy statement.

The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote "FOR" such proposals. It is important that your votes be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and promptly return it in the prepaid envelope.

Sincerely,

/s/ Stephen S. Tang
Stephen S. Tang
President & Chief Executive Officer
Acting Chief Financial Officer

MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2003

NOTICE IS HEREBY GIVEN that the 2003 annual meeting of stockholders (the "Annual Meeting") of Millennium Cell Inc., a Delaware corporation (the "Company"), will be held on Wednesday, April 23, 2003 at 10:00 a.m., local time, at the Company's headquarters at One Industrial Way West, Eatontown, New Jersey 07724, for the purpose of considering and voting upon the following matters:

1.	to elect ten directors to serve on the Board of Directors, each for a one-year term and until their respective successors are elected;
2.	to ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent public accountants for the 2003 fiscal year; and
3.	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Pursuant to the Company's bylaws, the Board of Directors has fixed February 28, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days before the Annual Meeting at the offices of the Company located at One Industrial Way West, Eatontown, New Jersey 07724.

By Order of the Board of Directors

/s/ Stephen S. Tang
Stephen S. Tang
President & Chief Executive Officer
Acting Chief Financial Officer

Eatontown, New Jersey
March 17, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU SIGN AND RETURN YOUR PROXY CARD WITHOUT SPECIFYING A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

MILLENNIUM CELL INC.
ONE INDUSTRIAL WAY WEST
EATONTOWN, NEW JERSEY 07724
(732) 542-4000

PROXY STATEMENT
2003 ANNUAL MEETING OF STOCKHOLDERS
APRIL 23, 2003

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying proxy card are furnished to stockholders of Millennium Cell Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors (the "Board of Directors" or the "Board") of proxies to be used at the 2003 annual meeting of stockholders (the "Annual Meeting"), to be held on Wednesday, April 23, 2003, at 10:00 a. m., local time, at the Company's headquarters at One Industrial Way West, Eatontown, New Jersey 07724, and at any adjournments thereof.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and the ratification of the appointment of the Company's independent accountants. In addition, management will report on the performance of the Company during 2002 and respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, February 28, 2003 (the "Record Date"), are entitled to receive notice of the Annual Meeting and to vote the common stock that they held on that date at the Annual Meeting or any postponement or adjournment of that meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon. Stockholders' votes will be tabulated by persons appointed by the Board to act as inspectors of election for the Annual Meeting.

Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to obtain a proxy from your broker or nominee to personally vote at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the meeting to conduct its business. As of the Record Date, 29,664,602 shares of common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If your shares are held in "street name," you may vote by telephone or electronically through the Internet by following the voting instructions on the form you receive. The deadline for voting by telephone or electronically is 11:59 p.m. eastern standard time on April 22, 2003.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth below, together with the description of each item in this Proxy Statement. The Board recommends a vote:

-	for election of the nominated slate of ten directors (see page 3); and
-	for ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the 2003 fiscal year (see page 15).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors but will be counted for purposes of determining whether there is a quorum. The Company's Certificate of Incorporation does not provide for cumulative voting in the election of directors.

For the ratification of the Company's independent accountants and any other item voted upon at the Annual Meeting, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

Who will bear the costs of soliciting proxies for the Annual Meeting?

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Company by brokers, nominees, custodians and other similar parties.

If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. Executed but unmarked proxies will be voted "FOR" Proposal 1 — to elect the Board of Directors' ten nominees for Director and "FOR" Proposal 2 — to ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent public accountants for the 2003 fiscal year. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with their best judgment.

This Proxy Statement, Notice of Annual Meeting of Stockholders, the proxy card and the Company's Annual Report to Stockholders were first mailed to stockholders on or about March 17, 2003.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

ELECTION OF DIRECTORS
(PROPOSAL 1)

The Company's bylaws provide that the Board of Directors shall consist of not fewer than one director nor more than 11 directors and that the number of directors, within such limits, shall be voted upon by the stockholders at each Annual Meeting. The Board of Directors currently consists of eight directors, each serving a one-year term. At the Annual Meeting, ten directors will be elected, each for a one-year term. The Board of Directors has nominated for director G. Chris Andersen, Kenneth R. Baker, William H. Fike, Alexander MacLachlan, Zoltan Merszei, H. David Ramm, James L. Rawlings, Richard L. Sandor, Stephen S. Tang and John R. Wallace to be elected at the Annual Meeting.

Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Andersen, Baker, Fike, MacLachlan, Merszei, Ramm, Rawlings, Sandor, Tang and Wallace. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Company's bylaws, directors are elected by plurality vote. The Company's Certificate of Incorporation does not provide for cumulative voting in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

Information as to Nominees for Directors and Executive Officers

NAME	AGE	POSITION
DIRECTORS
G. Chris Andersen	64	Chairman of the Board of Directors
Stephen S. Tang	42	President, Chief Executive Officer, Acting Chief Financial Officer and Director
Kenneth R. Baker	55	Director
William H. Fike	66	Director
Alexander MacLachlan	70	Director
Zoltan Merszei	80	Director
H. David Ramm	51	Director
James L. Rawlings	58	Director
Richard L. Sandor	61	Director
John R. Wallace	54	Director
EXECUTIVE OFFICERS
Adam P. Briggs	41	Vice President, Business Development — Distributed Generation
Terry M. Copeland	51	Vice President, Product Development
Rex E. Luzader	54	Vice President, Business Development — Transportation and Hydrogen Fuel Infrastructure
Katherine M. McHale	47	Vice President, Marketing and Communications

Directors are elected to serve for one year or until their successors are elected and qualified or until their earlier resignation or removal. All directors are elected annually at the annual meeting of stockholders.

Directors Standing For Election

G. CHRIS ANDERSEN has served as the Chairman of the Company's Board of Directors since April 2000. Mr. Andersen is currently a general partner of Andersen, Weinroth & Co., a merchant banking firm. From 1990 to 1995, Mr. Andersen was vice chairman and head of international investment banking at PaineWebber Incorporated. Previously, Mr. Andersen was a managing director for 15 years at Drexel Burnham Lambert, Incorporated and a member of its Board of Directors. He is currently a director of TEREX Corporation, a manufacturer of mining, lifting and construction equipment.

STEPHEN S. TANG, PH.D. has served as the Company's President and Chief Executive Officer and a member of its Board of Directors since June 2000. In addition, Dr. Tang has served as the Company's Acting Chief Financial Officer since February 14, 2003. From January 1996 to June 2000, Dr. Tang was vice president and global leader of the pharmaceutical and health care industry practice for the management consulting firm A.T. Kearney, Inc., a wholly-owned subsidiary of Electronic Data Systems, Inc., where he directed global business development and marketing. Dr. Tang previously served as co-leader of the global chemical and environmental practice for the management consulting firm, Gemini Consulting, Inc., a wholly-owned subsidiary of Cap Gemini. Prior to that, he was the president and founder of Tangent Technologies, a technical consulting firm to chemical, pharmaceutical and biotechnology companies, and senior research engineer and assistant director of Lehigh University's Center of Molecular Bioscience and Biotechnology. Dr. Tang received his B.S. in chemistry from the College of William and Mary, an M.S. and Ph.D. in chemical engineering from Lehigh University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

KENNETH R. BAKER has served on the Company's Board of Directors since July 2000. Mr. Baker has served as president, chief executive officer and a member of the board of trustees of Altarum (formerly the Environmental Research Institute of Michigan) since November 1999. From 1969 to 1999, Mr. Baker served in various executive positions with General Motors Corporation, including vice president and general manager of the GM Distributed Energy Business Unit, vice president and general manager of GM Research and Development and program manager of GM Electric Vehicles. Following his retirement in February 1999, Mr. Baker served as vice chairman and chief operating officer of Energy Conversion Devices, Inc. Mr. Baker currently serves as director of AeroVironment, Inc. and BIOMEC Inc.

WILLIAM H. FIKE has served on the Company's Board of Directors since May 2000. Mr. Fike retired as the vice-chairman and executive vice president of Magna International, Inc., an automotive parts manufacturer based in Aurora, Ontario, Canada, in 1999. Prior to joining Magna in 1994, Mr. Fike was employed by Ford Motor Company from 1966 to 1994, where he served most recently as president of Ford Europe. Mr. Fike currently serves as a director of Magna and TEREX Corporation, a manufacturer of mining, lifting and construction equipment.

ALEXANDER MACLACHLAN, PH.D. has served on the Company's Board of Directors since May 2000. He is currently a member of the National Research Council's Board on Radioactive Waste Management. Prior to his retirement in March 1996, Dr. MacLachlan was the Deputy Under Secretary for R&D Management at the U.S. Department of Energy and held various other positions in the Department of Energy. Prior to his employment at the Department of Energy, Dr. MacLachlan was employed by DuPont for 36 years, where he was senior vice president for research and development and chief technical officer from 1986 to 1993, and a member of DuPont's operating group from 1990 to 1993.

ZOLTAN MERSZEI has served on the Company's Board of Directors since May 2000. Mr. Merszei retired as the president, chairman and chief executive officer of The Dow Chemical Company in March 1980. From August 1974 to March 1980, he served as president and chief executive officer of Dow Chemical Europe. From May 1980 to May 1988, Mr. Merszei served in various executive positions with Occidental Petroleum Corporation, including chairman and chief executive officer of Occidental Chemical, chairman of Occidental Research and president and chief executive officer, and subsequently, vice chairman of the Board of Directors of Occidental Petroleum. Mr. Merszei currently serves as a director of The Budd Company, Dole Food Company Inc., Thyssen Industrie AG (Germany) and Thyssen Henschel America.

H. DAVID RAMM has served on the Company's Board of Directors since June 2000. Mr. Ramm is a principal of DKR Development, L.L.C., a renewable energy consulting and project development firm. He was formerly president, chief executive officer and a director of Integrated Electrical Services. From 1997 to March 2000, he was employed by Enron, first as managing director of Enron Renewable Energy, and then as president of Enron Wind Corp. Prior to his employment at Enron, Mr. Ramm worked for 14 years at United Technologies Corporation, where he held several senior management positions, including chairman and chief executive officer of International Fuel Cells Corporation.

JAMES L. RAWLINGS has served on the Company's Board of Directors since April 2000. Mr. Rawlings is a partner at Andersen, Weinroth & Co. Prior to joining Andersen, Weinroth & Co., he was a managing director, principal and member of the Board of Directors of Schooner Asset Management Co. LLC, an asset management firm. Before joining Schooner, he was a managing director of Robert Fleming & Co., a London-based investment bank, where he was responsible for investment banking activities in North and South America. He was a managing director in the corporate finance department with Drexel Burnham Lambert, Incorporated from 1979 to 1988.

RICHARD L. SANDOR, PH.D. is a new candidate for election to the Company's Board of Directors at this Annual Meeting. Dr. Sandor is currently Chairman and Chief Executive Officer of Chicago Climate Exchange, Inc., a self-regulatory exchange that administers a voluntary greenhouse gas reduction and trading program for North America. Prior to the establishment of Chicago Climate Exchange, Dr. Sandor was a senior markets executive with several financial institutions including Kidder Peabody, Banque Indosuez, and Drexel Burnham Lambert. For more than 3 years, he was Vice President and Chief Economist at the Chicago Board of Trade. From 1997 to 1998, Dr. Sandor served as Second Vice Chairman - Strategy for the Chicago Board of Trade. Dr. Sandor is currently a director of NASDAQ LIFFE Markets and of the IntercontinentalExchange, an electronic marketplace for commodity and deriviative products. He is a director of American Electric Power, a Columbus-based public utility that provides electric power, telecommunication, energy efficiency and financial services. He is also a director of the Zurich-based Sustainable Performance Group, an investment and risk management company. In addition, Dr. Sandor is a research professor at the Kellogg Graduate School of Management at Northwestern University and previously held faculty positions with the School of Business Administration at the University of California, Berkeley and Stanford University.

JOHN R. WALLACE, is a new candidate for election to the Company's Board of Directors at this Annual Meeting. Mr. Wallace recently retired as executive director of TH!NK Group at Ford Motor Company and, since August 2002, has served as a consultant in the areas of fuel cell and hybrid electric vehicle strategy. Mr. Wallace was active in Ford Motor Company's alternative fuel vehicle program since 1990, serving first as Director, Technology Development Programs, then as Director, Electronic Vehicle Programs, Director, Alternative Fuel Vehicles, and finally Director, Environmental Vehicles. From 1988 to 1990, Mr. Wallace served as a Director of Ford's Electronic Systems Research Laboratory, Research Staff. Prior to joining Ford Research Staff, he was president of Ford Microelectronics, Inc. Mr. Wallace currently serves on the Board of Directors of Enova Systems, Inc.

Executive Officers

ADAM P. BRIGGS has served as the Company's Vice President of Business Development for Distributed Generation since December 2001. From February 2001 to December 2001, Mr. Briggs served as the Company's Vice President of Business Development and Portable Power. Mr. Briggs was employed at Duracell from 1984 to 2001, where he was most recently Vice President — Strategic OEM (Original Equipment Manufacturer) Sales and Consulting Group in the Global Business Management Group. Prior positions include Director of Global Strategic Account Management; Program Director — Alkaline; Director of OEM Sales and Marketing — Asia; Leader, Design Win Management Team — Far East and OEM Marketing Director — Far East. Mr. Briggs received his B.A. in physics from Bowdoin College.

TERRY M. COPELAND, PH.D. has served as the Company's Vice President of Product Development since November 2000. From 1998 to 2000, Dr. Copeland was Director of Product Development at Gillette, and from 1995 to 1998 Plant Manager at two of Duracell's largest major manufacturing facilities. Dr. Copeland also served as Director of Engineering at Duracell from 1992 to 1995. Prior to working at Duracell, Dr. Copeland was with E.I. DuPont de Nemours & Co. for 14 years, were he worked in a wide variety of management positions. Dr. Copeland received his B.S. in chemical engineering from the University of Delaware and a Ph.D. in chemical engineering from the Massachusetts Institute of Technology.

REX E. LUZADER has served as the Company's Vice President of Business Development for Transportation and Hydrogen Fuel Infrastructure, since December 2001. From November 2000 to December 2001, Mr. Luzader served as the Company's Vice President of Business Development for Transportation. Mr. Luzader was the Vice President of Original Equipment Sales and Engineering and Corporate Strategy for Exide Corporation from 1998 to 1999. From 1988 to 1998, Mr. Luzader also held a number of Vice Presidential positions at Exide Corporation including sales to the transportation industry, product engineering, process and equipment engineering, research and development and quality control. Mr. Luzader received his B.S. in mechanical engineering from Kettering University. From 1988 to 1999 he also served as a member of the Board of Directors of Great Valley Bank in Reading, Pennsylvania.

KATHERINE M. McHALE has served as the Company's Vice President of Marketing and Communications since January 2001. From 1985 to 2000, Ms. McHale was an independent marketing and public affairs consultant for a wide range of clients in corporate, industrial, non-profit and institutional settings. Prior to 1985, Ms. McHale was Senior Producer, then Manager, of the Audio Visual Department of Air Products and Chemicals, Inc., and an instructor at Kutztown University. In 1991, she was elected to the Pennsylvania House of Representatives. Ms. McHale received her B.A. in communicative arts from Whitworth College and her M.S. in telecommunications from Kutztown University.

The Board and Its Committees

The Board held 7 meetings in 2002 in addition to acting by unanimous written consent one time. Each director, except William H. Fike, attended at least 75% of all meetings of the Board and committees of the Board to which he was assigned.

The Board has three standing committees — an Executive Committee, an Audit Committee and a Compensation Committee. The full Board acts as the Nominating Committee of the Company.

Executive Committee	Audit Committee	Compensation Committee
G. Chris Andersen*	Kenneth R. Baker	Alexander MacLachlan
James L. Rawlings	William H. Fike*	H. David Ramm
Stephen S. Tang	Zoltan Merszei	James L. Rawlings*

*	Chairman

Executive Committee

The Board has established an Executive Committee consisting of G. Chris Andersen, James L. Rawlings and Stephen S. Tang. The principal functions of the Executive Committee include exercising the powers of the Board during intervals between Board meetings and acting as an advisory body to the Board by reviewing various matters prior to their submission to the Board. The Executive Committee held 4 meetings in 2002.

Audit Committee

The Board has established an Audit Committee consisting of Kenneth R. Baker, William H. Fike and Zoltan Merszei, all of whom are independent directors. The Audit Committee is responsible for reviewing and inquiring into matters affecting financial reporting, the system of internal accounting, financial controls and procedures and audit procedures and audit plans. Furthermore, the Audit Committee approves the quarterly financial statements and also recommends to the Board of Directors, for approval, the annual financial statements, the annual report and certain other documents required by regulatory authorities. The Audit Committee held 4 meetings in 2002.

The Audit Committee has a charter that specifies its responsibilities and the Audit Committee believes it fulfills its charter. The Board of Directors, upon the recommendation of the Audit Committee, approved the charter in response to the audit committee requirements adopted by the Securities and Exchange Commission in December 1999.

Audit Committee Report

During the year ended December 31, 2002, the Audit Committee reviewed and discussed the audited financial statements with management and the Company's independent accountants,

Ernst & Young LLP. The Audit Committee discussed with the independent accountants the matters required to be discussed by the Statement of Auditing Standards No. 61 and reviewed the results of the independent accountants' examination of the financial statements.

The Audit Committee also reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1, discussed with the accountants the accountants' independence and satisfied itself as to the accountants' independence.

Based on the above reviews and discussions, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in the National Association of Securities Dealers' listing standards.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

William H. Fike
Chairman of the Audit Committee
Kenneth R. Baker
Zoltan Merszei

Compensation Committee

The Company's Board has established a Compensation Committee consisting of Alexander MacLachlan, H. David Ramm and James L. Rawlings. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for the Company's executive officers and key employees, including salary and stock options. The Compensation Committee is also responsible for granting stock options and stock appreciation rights and other awards to be made under the Company's stock option plan. The Compensation Committee held 4 meetings in 2002.

Compensation Committee Report

The Board appointed the Compensation Committee in June 2000. Since that time, decisions on compensation of the Company's executive officers have been made by the full Board of Directors or by the Compensation Committee. No member of the Compensation Committee is an employee of the Company.

The Compensation Committee reviews and approves base salary, annual management incentive compensation and long-term incentive awards for all corporate officers and certain other key executives, with the objective of attracting and retaining individuals of the necessary quality and stature to operate the business. The Compensation Committee considers individual contributions, performance against strategic goals and direction, and industry-wide pay practices in determining the levels of base compensation for key executives.

Long-term incentive awards are granted to corporate officers and certain other key employees under the Company's Amended and Restated 2000 Stock Option Plan. The awards take the form of stock options that are tied directly to the market value of the Company's Common Stock.

The Compensation Committee believes that the Amended and Restated 2000 Stock Option Plan aligns the interests of management with the stockholders and focuses the attention of management on the long-term success of the Company. A significant portion of the executives' compensation is at risk, based on the financial performance of the Company and the value of the Company's Common Stock in the marketplace.

The Compensation Committee sets the compensation of the Company's chief executive officer based on Company performance, his performance and prevailing market conditions, and it is then approved by the Board of Directors. Stephen S. Tang, the Company's President and Chief Executive Officer, has a personal stake in the Company through his options to acquire 1,281,064 shares of Common Stock, which ties a significant percentage of Dr. Tang's personal net worth directly to the Company's performance. The options vest equally over a period of three years, with the exception of 18,564 shares which were granted to Dr. Tang in lieu of a portion of his 2001 bonus which are immediately exercisable. The options have a term of ten years.

Pursuant to the terms of Dr. Tang's amended and restated employment agreement with the Company, he is eligible for an annual bonus based upon the attainment of performance goals, as determined by the Compensation Committee and approved by the Board of Directors. In addition to, or in lieu of, the annual bonus, the Board of Directors may authorize the payment of a discretionary bonus to Dr. Tang for any year based upon his overall performance or his achievement of certain objectives, other than those comprised in any annual bonus for that year, as the Board of Directors may deem important to the success of the Company.

Section 162(m) of the Internal Revenue Code limits to $1.0 million in a taxable year the deduction publicly held companies may claim for compensation paid to executive officers, unless such compensation is performance-based and meets certain requirements. Dr. Tang's compensation will not exceed the limit set by Code Section 162(m).

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

James L. Rawlings
Chairman of the Compensation Committee
Alexander MacLachlan
H. David Ramm

Compensation Committee Interlocks and Insider Participation

The Company's Compensation Committee consists of Alexander MacLachlan, H. David Ramm and James L. Rawlings. The Company formed this Committee in June 2000. During 1999, Mr. Rawlings served as the Company's acting Chief Executive Officer. Mr. Tang has been President and Chief Executive Officer since June 2000 and Acting Chief Financial Officer since February 14, 2003.

Director Compensation

Employee directors receive no additional compensation for serving as a director of the Company. Independent directors receive compensation for serving in the following capacities: Chairman of the Board — $40,000, Committee Chairman — $30,000. Independent directors who do not serve in a chairman capacity receive $12,000. In addition, each independent director receives $1,000 for each Board and Committee meeting attended. To date, no director compensation for 2002 has been paid.

Executive Compensation

The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 in the fiscal years ended December 31, 2000, 2001 and 2002 for services rendered in all capacities to the Company during those fiscal years ("named executive officers"). The Company's named executive officers commenced employment with the Company during 2000, except Mr. Briggs who commenced employment in 2001. Accordingly, information presented for 2001 relating to Mr. Briggs represents his compensation for a partial year.

Total cash compensation, including salary and bonus, for all officers declined by 28% as a result of cost containment measures implemented during 2002. The Compensation Committee also recognized a changing environment for executive compensation among the Company's peers and set 2002 and 2003 executive compensation accordingly.

Summary Compensation Table

				Long-Term Compensation Awards
Name and Principal Position	Annual Compensation			Shares Underlying Options (#)(1)	All Other Compensation(2)
	Fiscal Year	Salary	Bonus
Stephen S. Tang	2002	$319,856	$0	125,000	$11,000
President & Chief Executive	2001	$283,833	$130,281	143,564	$10,500
Office, Acting Chief Financial Officer	2000	$141,667	$235,000	1,012,500	$0

Norman R. Harpster, Jr*	2002	$222,600	$0	0	$11,000
Former Chief Financial Officer,	2001	$201,400	$83,411	71,476	$10,500
Vice President, Finance and International Business	2000	$50,000	$30,000	212,500	$0

Terry M. Copeland	2002	$242,078	$0	50,000	$11,000
Vice President, Product	2001	$210,700	$85,800	172,500	$10,500
Development	2000	$27,417	$38,926	17,500	$0

Rex E. Luzader	2002	$211,070	$0	50,000	$11,000
Vice President, Business	2001	$202,367	$82,800	127,500	$10,500
Development — Transportation and Hydrogen Fuel Infrastructure	2000	$31,667	$9,500	12,500	$0

Adam P. Briggs	2002	$187,620	$0	75,000	$11,000
Vice President, Business Development — Distributed Generation	2001	$154,828	$81,260	150,000	$8,750

All Other Officers as a Group	2002	$239,509	$0	50,000	$19,336
	2001	$283,767	$101,741	254,188	$18,640
	2000	$33,333	$10,000	12,500	$0

*Mr. Harpster left the Company on February 14, 2003 to pursue other interests.
(1)	The Compensation Committee designated a pool of options to grant to employees in December 2002 and granted such options to specific employees in January 2003. The options included in the amount relate to the January 2003 allocation.
(2)	Amounts indicated are the Company contributions to the Company's 401(k) plan.

Option Grants in 2002

The following table sets forth certain information with respect to option grants to the Company's named executive officers during the Company's 2002 fiscal year.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
	Number of Shares Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in 2002	Exercise Price per Share	Expiration Date
					5%	10%
Stephen S. Tang
President & Chief Executive	125,000	21%	$2.39	1/1/2013	$24,332	$38,744
Officer, Acting Chief Financial Officer

Norman R. Harpster, Jr*
Former Chief Financial Officer,	0
Vice President, Finance and
International Business

Terry M. Copeland
Vice President, Product	50,000	9%	$2.39	1/1/2013	$9,733	$15,498
Development

Rex E. Luzader
Vice President, Business	50,000	9%	$2.39	1/1/2013	$9,733	$15,498
Development, Transportation
and Hydrogen Fuel
Infrastructure

Adam P. Briggs
Vice President, Business	75,000	13%	$2.39	1/1/2013	$14,599	$23,246
Development — Distributed Generation

*Mr. Harpster left the Company on February 14, 2003 to pursue other interests. Pursuant to the Severance, Release and Consulting Agreement between Mr. Harpster and the Company, Mr. Harpster surrendered 283,976 previously issued options in exchange for warrants to purchase 272,500 shares of the Company's common stock.
(1)	Options indicated were earned in 2002 but actually granted in 2003.

Fiscal Year-End 2002 Option Values

The following table provides information with respect to the Company's named executive officers concerning unexercised options held by them at the end of 2002. The table includes options which were earned by the named executive officers in 2002 but actually granted in 2003. There were no options exercised in 2002 by the Company's named executive officers.

Name	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen S. Tang	735,231	545,833	$0	$0
President & Chief Executive Officer Acting Chief Financial Officer
Norman R. Harpster, Jr*	173,143	110,833	$0	$0
Former Chief Financial Officer,Vice President, Finance andInternational Business Management
Terry M. Copeland	69,170	170,830	$0	$0
Vice President, ProductDevelopment
Rex E. Luzader	50,835	139,165	$0	$0
Vice President, BusinessDevelopment — Transportation andHydrogen Fuel Infrastructure
Adam P. Briggs	50,001	174,999	$0	$0
Vice President, BusinessDevelopment — DistributedGeneration

*Mr. Harpster left the Company on February 14, 2003 to pursue other interests.

Employment Agreements

Stephen S. Tang —

In May 2000, the Company entered into an employment agreement with Stephen S. Tang, the Company's Chief Executive Officer and President, and currently the Company's Acting Chief Financial Officer. Dr. Tang's employment agreement provides for a base salary of $250,000 per year and a guaranteed bonus of 50% of his base salary in 2001. Dr. Tang was paid a $135,000 signing bonus. Dr. Tang was granted 1,012,500 options at an exercise price of $2.90 per share, with a term of ten years in 2000 and 125,000 options at an exercise price of $4.35 per share, with a term of ten years in 2002 but relating to fiscal 2001. One third of these options vest at the end of each year of employment for the first three years. In addition, in lieu of a 2001 bonus, Dr. Tang was granted options to acquire 18,564 shares at an exercise price of $4.35 with a term of ten years which are immediately exercisable. One third of these options vest at the end of each year of employment for the first three years.

The Company and Dr. Tang entered into an amended and restated employment agreement effective as of January 1, 2002. The amended and restated employment agreement provides for a base salary of $318,056 for 2002 with at least annual increases as determined by the Compensation Committee of the Board of Directors. Under the agreement, annual bonuses, including his 2002 annual bonus, are paid to Dr. Tang upon the attainment of performance goals, as determined by the Compensation Committee and approved by the Board of Directors. Dr. Tang is also eligible for a discretionary bonus in addition to, or in lieu of, the annual bonus, as determined by the Board of Directors, based on his overall performance or achievement of certain objectives, other than those comprised in any annual bonus for that year, as the Board deems important for the success of the

Company. In lieu of a 2002 annual bonus, Dr. Tang was granted an additional 125,000 options at an exercise price of $2.39, with a term of ten years. One third of these options vests at the end of each year of employment for the first three years. In the event that Dr. Tang's employment is terminated without cause, Dr. Tang will be entitled to receive a severance payment in the amount 150% of his base salary at that time plus 150% of his average annual bonus for the one and one-half years prior to the year in which such termination occurs. In addition, Dr. Tang is entitled to continuing coverage of life, disability, accident and health insurance which covers any senior executive of the Company generally for three years from the date of termination or until similar coverage is provided by a new employer, whichever occurs earlier. Furthermore, he will be entitled to immediate and unconditional vesting of any unvested stock options and stock grants previously awarded to him and will have the right to exercise any stock options held by him for one year following the termination date, provided that any unvested performance stock options or awards will not vest unless the applicable performance objectives have been met prior to the termination date. In the event Dr. Tang's employment is terminated within two years following a change of control by the Company without cause or by Dr. Tang for good reason, he will be entitled to receive 300% of the sum of his base salary at that time and the average of his annual bonuses for the three years prior to the year in which the termination occurs. In addition, Dr. Tang is entitled to continuing coverage of life, disability, accident and health insurance which covers any senior executive of the Company generally for three years from the date of termination or until similar coverage is provided by a new employer, whichever occurs earlier. Furthermore, he will be entitled to immediate and unconditional vesting of any unvested stock options and stock grants previously awarded to him and will have the right to exercise any stock options held by him for one year following the termination date, provided that any unvested performance stock options or awards will not vest unless the applicable performance objectives have been met prior to the termination date.

Norman R. Harpster, Jr. —

On February 14, 2003, the Company and Mr. Harpster entered into a Severance, Release and Consulting Agreement which terminated his present employment agreement with the Company so that Mr. Harpster could pursue other interests. The Severance, Release and Consulting Agreement provides for a $65,000 cash payment and warrants to purchase an aggregate of 272,500 shares of common stock of the Company consisting of 212,500 with an exercise price of $2.90 per share and 60,000 with an exercise price of $4.35 per share. The warrants have a ten year term. The warrants were granted in exchange for Mr. Harpster's surrender of 272,500 options previously issued to Mr. Harpster pursuant to the Company's Amended and Restated Stock Option Plan. The agreement further provides that the Company will pay Mr. Harpster's monthly COBRA premiums for 18 months, unless he becomes eligible for medical benefits through a new employer during that period in which case the Company's obligation to make COBRA payments shall cease immediately. Also, the Company has agreed to pay Mr. Harpster's life insurance and disability insurance premiums for 18 months. In addition, the agreement provides for a consulting arrangement whereby the Company may request that Mr. Harpster provide consulting services on various matters, topics and projects for one year from the date of the agreement. Mr. Harpster will provide the first 20 hours of service at no charge and the next 21 to 40 hours of service at $175 per hour and all hours over 40 hours at $250 per hour, plus expenses.

Comparative Stock Prices

The following chart sets forth comparative information regarding the Company's cumulative stockholder return on its Common Stock since its initial public offering in August 2000. Total stockholder return is measured by dividing share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative stockholder return based on an investment of $100 at August 9, 2000, when the common stock was first traded on the Nasdaq National Market, and its closing price of $2.39 on December 31, 2002 is compared to the cumulative total return of the Nasdaq National Market and the industry index based on the Company's SIC code, 3690 — "Miscellaneous Electrical Machinery, Equipment and Supplies" during that same period assuming dividend reinvestment.

RATIFICATION OF THE APPOINTMENT OF THE
COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
(PROPOSAL 2)

Effective March 7, 2000, the Company engaged the accounting firm of Ernst & Young LLP as the Company's principal independent accountants. The Board of Directors approved the recommendation of the Audit Committee for the appointment of Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ended December 31, 2003. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider its selection.

Ernst & Young LLP performed various audit and other services for the Company during fiscal year 2002. Such services included an audit of annual financial statements, interim reviews of quarterly financial statements, review and consultation connected with certain filings with the SEC, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Information Concerning Fees Paid to the Company's Auditors

Set forth below is certain information concerning fees billed to the Company by Ernst & Young LLP in respect of services provided in 2002 and 2001. As indicated below, in addition to auditing and reviewing the Company's financial statements, Ernst & Young LLP provided the Company with other services in 2002 and 2001. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of Ernst & Young LLP.

Audit Fees.    The audit fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements and the review of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for fiscal years 2002 and 2001 were $156,000 and $130,000, respectively. In addition, fees of $65,000 were billed to the Company in 2002 for procedures performed in order to issue consents for registration filings with the SEC. No other audit fees were billed to the Company in 2001.

Audit Related Fees.    There were no audit related fees for professional services rendered by Ernst & Young LLP for fiscal years 2002 or 2001, respectively.

Tax Fees.    Tax fees billed to the Company by Ernst & Young LLP were $5,000 and $144,000 for 2002 and 2001, respectively. The 2002 tax fees primarily related to the planning and compiling of data for tax returns. The 2001 fees primarily related to consulting on international and domestic tax issues and planning and compiling data for tax returns.

All Other Fees.    Ernst & Young LLP billed the Company aggregate fees of $9,500 and $104,000 for other services rendered in 2002 and 2001, respectively. The 2002 fees primarily related to market compensation analysis. The other fees in 2001 consisted primarily of services related to human resource matters, including market compensation analysis and assisting management in developing employee compensation policies. No professional services were rendered or billed by Ernst & Young LLP for financial information systems design and implementation for the fiscal years 2002 and 2001.

The stockholders are being asked to ratify the Board's appointment of Ernst & Young LLP. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the ratification and approval of the appointment of independent accountants. All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for ratification of the appointment of Ernst & Young LLP as independent accountants for the Company for fiscal year 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2003.

COMMON STOCK OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the following as of March 13, 2003:

-	all persons known by the Company to own beneficially 5% or more of the Company's Common Stock,
-	each of the Company's directors,
-	each of the Company's named executive officers, and
-	all directors and executive officers as a group.

Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding
Five percent stockholders:
GP Strategies Corporation(1)	2,833,642	(2)	9.5%
Lenz Family Partners L.L.P.(3)	2,269,760	(4)	7.7%
Stephen D. Weinroth(5)	3,218,178		10.8%
Cavallo Capital Corp./Pine Ridge Financial, Inc.(6)	3,101,199	(7)	9.9%

Directors and executive officers:
G. Chris Andersen(5)	3,818,678		12.9%
Stephen S. Tang(8)	737,231	(9)	2.4%
Kenneth R. Baker(8)	75,000	(10)	*
William H. Fike(8)	75,000	(10)	*
Alexander MacLachlan(8)	75,000	(10)	*
Zoltan Merszei(8)	75,000	(10)	*
H. David Ramm(8)	75,000	(10)	*
James L. Rawlings(5)	565,572		1.9%
Richard L. Sandor(8)	0		*
John R. Wallace (8)	0		*
Adam P. Briggs(8)	67,218	(11)	*
Terry M. Copeland(8)	80,837	(12)	*
Rex E. Luzader(8)	60,002	(13)	*
All directors and executive officers as a group (14 persons)	6,349,372	(14)	20.08%

*Less than 1%
(1)	Address is 777 Westchester Avenue, 4th Floor, White Plains, New York 10604.
(2)	Based on Form 4/A filed September 18, 2002. Includes 250,000 options exercisable within 60 days. Includes 447,715 shares of the Company's common stock owned by GP Strategies Corporation ("GP") that are subject to options granted by GP to certain employees of GP under GP's Millennium Stock Option Plan. Pursuant to a voting agreement dated as of April 27, 2002 between GP and Scott N. Greenberg, GP has agreed that any shares of the Company's Common Stock owned by GP will be voted in the same manner and in the same proportion as the remaining stockholders of the Company.
(3)	Address is P.O. Box 304979, Charlotte Amalie, U.S.V.I. 1 00803.

(4)	Based on Schedule 13G dated September 11, 2000.
(5)	Address is Andersen, Weinroth & Co., 1330 Avenue of the Americas, 36th Floor, New York, New York 10019. Messrs. Weinroth, Andersen and Rawlings are principals in Andersen, Weinroth & Co. The Company has been advised that none of them has shared voting or investment power with respect to the shares of common stock beneficially owned by any other principal in that firm.
(6)	Address is c/o Cavallo Capital Corp., 660 Madison Avenue, 18th Floor, New York, New York 10021.
(7)	Based on Schedule 13G dated February 10, 2003. Includes shares of the Company's common stock issuable upon exercise of certain common stock warrants and conversion of certain convertible debentures. The terms of the warrants and debentures preclude the holder thereof from exercising or converting (as applicable) its warrant or debenture (as applicable) if such exercise or conversion (as applicable) would result in such holder and its affiliates beneficially owning in excess of 9.999% of the outstanding shares of common stock following such exercise or conversion (as applicable).
(8)	Address is One Industrial Way West, Eatontown, New Jersey 07724.
(9)	Includes options to acquire 735,231 shares exercisable within 60 days. Does not include options to acquire 545,833 shares not exercisable within 60 days.
(10)	Includes options to acquire 75,000 shares exercisable within 60 days.
(11)	Includes options to acquire 66,668 shares exercisable within 60 days. Does not include options to acquire 158,332 shares not exercisable within 60 days.
(12)	Includes options to acquire 80,837 shares exercisable within 60 days. Does not include options to acquire 159,163 shares not exercisable within 60 days.
(13)	Includes options to acquire 55,002 shares exercisable within 60 days. Does not include options to acquire 134,998 shares not exercisable within 60 days.
(14)	Includes options to acquire 1,367,762 shares exercisable within 60 days. Does not include options to acquire 1,129,990 shares not exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of initial ownership and reports of changes in ownership with the Securities and Exchange Commission and furnish the Company with copies of such reports. Based solely on a review of the copies of reports furnished to the Company by its executive officers, directors and persons who beneficially own more than ten percent of the Company's equity securities and written representations from the Company's executive officers and directors, the Company believes that, during the preceding year, all filing requirements applicable to the Company's executive officers, directors and ten percent beneficial owners under Section 16(a) were satisfied.

Submission of Stockholder Proposals for 2004 Annual Meeting

Any proposal or proposals by a stockholder intended to be included in the Company's proxy statement and form of proxy relating to the 2004 annual meeting of stockholders must be received by the Company no later than November 18, 2003, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2003 Annual Meeting of Stockholders any stockholder proposal that may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors of the Company does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

/s/ G. CHRIS ANDERSEN
G. Chris Andersen
Chairman

Eatontown, New Jersey
March 17, 2003

A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 ACCOMPANIES THIS PROXY STATEMENT. THIS REPORT IS A COMBINED REPORT WITH THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE, UPON RECEIPT OF A REQUEST ADDRESSED TO THE CORPORATE SECRETARY, MILLENNIUM CELL INC., ONE INDUSTRIAL WAY WEST, EATONTOWN, NEW JERSEY 07724.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

PROXY  PROXY

MILLENNIUM CELL INC.
(SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned holder of common stock of Millennium Cell Inc., revoking all proxies heretofore given, hereby constitutes and appoints Stephen S. Tang and James L. Rawlings, and each of them Proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Millennium Cell Inc., to be held Wednesday, April 23, 2003, at 10:00 a.m., local time, and at any adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given. Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposal 2.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders
MILLENNIUM CELL INC.

April 23, 2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1) & (2)
LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.

- Please Detach and Mail in the Envelope Provided -

Please mark your votes as in this example

FOR all nominees
listed at right (except as marked to the contrary below)

WITHHOLD AUTHORITY
to vote for all nominees listed at right.

1. Election of ten (10) directors, to serve on the Board of Directors, each for a one-year term and until their respective successors are elected.

NOMINEES: G. Chris Andersen, Kenneth R. Baker, William H. Fike, Alexander MacLachlan, Zoltan Merszei, H. David Ramm, James L. Rawlings, Richard L. Sandor, Stephen S. Tang, John R. Wallace

FOR, except withhold from the following nominee(s):

ABSTAIN             FOR            AGAINST

2. To ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent public accountants for the year 2003.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1) and (2) unless the shareholder specifies otherwise (in which case it will be voted as specified).

Signature(s)________________________

Dated: ______________________ , 2003

NOTE: Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.